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                                                                   Exhibit 10.12

                             CONTRIBUTION AGREEMENT

     Contribution Agreement, dated as of June 30, 2000, between GP Strategies Corporation, a Delaware corporation ("GP"), and Hydro Med Sciences, Inc., a Delaware corporation and wholly-owned subsidiary of GP ("HMS").

     WHEREAS, GP has heretofore been conducting the Business (as hereinafter defined), and desires to contribute the Business to HMS; and

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth terms of such contribution;

     NOW, THEREFORE, the parties hereto agree as follows:

I.   The Contribution

     Section 1.1 Contribution. Upon the terms and subject to the conditions of this Agreement, on the date hereof, GP is hereby contributing, assigning, transferring, and conveying to HMS the Assets (as hereinafter defined) of GP's drug delivery business (the "Business").

     Section 1.2 Assets. The term "Assets" means:

          (a) all of GP's right, title, and interest in and to the patents, trademarks, copyrights, software, and other intellectual property used in the Business, and any registrations and or applications therefor, in each case together with the goodwill of the business symbolized thereby;

          (b) all of GP's rights under all contracts, agreements, instruments, leases, and licenses (collectively, "Contracts") relating to the Business (the "Assigned Contracts");

          (c) the machinery, equipment, furnishings, change parts, and other tangible property owned by GP and used in the Business;

          (d) the inventories of finished goods and raw materials of GP related to the Business; and

          (e) all records relating solely to the Business.

     Section 1.3 Assumption of Liabilities. In consideration for the transfer of the Assets, HMS hereby assumes from GP all liabilities and obligations of GP relating to or arising from the operation of the Business or the Assets (the "Assumed Liabilities"), including, without limitation:
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          (a) all obligations with respect to employees of the Business; and

          (b) all of the obligations of GP to be performed under the Assigned Contracts.

II.  Covenants

     Section 2.1 Delivery of Assets

          (a) GP shall, as and when reasonably requested by HMS, deliver to HMS such deeds in form for recording, bills of sale, assignments, evidences of consent, and other instruments or documents as may be necessary or desirable to evidence or perfect the contribution, assignment, transfer, and conveyance of the Assets.

          (b) HMS shall, as and when reasonably requested by GP, deliver to GP such instruments as may be necessary or desirable to evidence or perfect the assumption by HMS of the Assumed Liabilities.

          (c) With respect to any Assets transferred hereunder that cannot be physically delivered to HMS because they are in the possession of third parties, or otherwise, GP shall give irrevocable instructions to the party in possession thereof, if such be the case, that all right, title, and interest therein have been vested in HMS and that the same are to be held for HMS's exclusive use and benefit.

          (d) To the extent that GP's rights under any Assigned Contract or other Asset to be conveyed to HMS hereunder may not be assigned without the consent of another person, and such consent has not been obtained prior to the date hereof or if any attempted assignment would be ineffective or would impair HMS's rights with respect to the Asset in question so that HMS would not acquire the benefit of all such rights, GP shall act after the date hereof as HMS's agent to obtain for HMS the benefits thereunder, and HMS shall perform all of GP's obligations thereunder, in each case to the maximum extent permitted by law, and the parties shall cooperate, to the maximum extent permitted by law, in any other reasonable arrangement designed to provide such benefits to GP and HMS. GP shall cooperate with HMS in obtaining the transfer of any permits or licenses necessary for HMS's use of the Assets. Any assignment between GP and HMS executed pursuant to this Agreement shall not constitute an agreement to assign any Contract or other Asset if an attempted assignment would constitute a breach thereof or be unlawful.

     Section 2.2 Bulk Sales. The parties hereby waive compliance with any bulk sales or similar laws which may be applicable to the transactions contemplated hereby.

III. Indemnities

     Section 3.1 Indemnity by GP. GP agrees to indemnify, defend, and hold harmless HMS from and against any and all liabilities, damages, claims, costs, expenses (including, without limitation, reasonable attorneys' fees), judgments, interest and penalties (collectively, "Losses") incurred as a result of, arising out of or in respect of:


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          (a) the breach of any covenant or agreement of GP contained in this
     Agreement;

          (b) any claim or cause of action of any third party (including, without limitation, any governmental authority), whether commenced before or after the date hereof, resulting from, arising out of or in respect of any action, inaction, event, condition, or liability of GP occurring or existing prior to the date hereof, other than those relating to the Assumed Liabilities; or

          (c) the businesses of GP and its subsidiaries other than the Business.

     Section 3.2 Indemnity by HMS. HMS agrees to indemnify, defend, and hold harmless GP from and against any and all Losses incurred as a result of, arising out of or in respect of:

          (a) the breach of any covenant or agreement of HMS contained in this Agreement;

          (b) any claim or cause of action of any third party (including, without limitation, any governmental authority) with respect to the Business, to the extent resulting from, arising out of or in respect of any action, inaction, event, condition, or liability of HMS arising after the date hereof; or

          (c) the failure by HMS to pay, perform, or discharge when due any of the Assumed Liabilities.

     Section 3.3 Notice of Claims. An indemnified party shall give prompt written notice to the indemnifying party of any claim against the indemnified party which might give rise to a claim by the indemnified party against the indemnifying party under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such notice will not affect the obligation of the indemnifying party to provide indemnification in accordance with the terms of this Agreement unless, and only to the extent that, the indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any indemnified party with respect to which the indemnifying party may have liability under the indemnification provisions contained herein, the indemnifying party shall have the right, at the cost and expense of the indemnifying party, to defend such action in the name and on behalf of the indemnified party (using counsel reasonably satisfactory to the indemnified party), and, in connection with any such action, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required to ensure proper and adequate defense of such action, provided, however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses paid by the indemnifying party, if representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and the indemnifying party. If the indemnifying party shall fail to defend such action, suit or proceeding, then the indemnified party


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shall have the right to defend such action without prejudice to its rights to indemnification under this Agreement and, in connection therewith, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Neither the indemnified party nor the indemnifying party shall make any settlement of any claim which might give rise to liability of the indemnifying party under the indemnification provisions contained herein without the written consent of each party, which consent shall not be unreasonably withheld, delayed or conditioned.

IV. Miscellaneous

     Section 4.1 Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     Section 4.2 Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     Section 4.3 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     Section 4.4 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 4.5 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 4.4).

     Section 4.6 Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section 4.7 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 4.8 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall he deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the


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transactions contemplated hereby may be brought only in any federal court or court of the State of New York, in each case located in the City of New York, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        GP STRATEGIES CORPORATION


                                        By: /s/ Jerome I. Feldman
                                            ------------------------------------
                                            Name: Jerome I. Feldman
                                            Title: President


                                        HYDRO MED SCIENCES, INC.


                                        By: /s/ Jerome I. Feldman
                                            ------------------------------------
                                            Name: Jerome I. Feldman
                                            Title: President


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